Exhibit 99.1

PRESS RELEASE

Editorial Contact:	For Release:
Helene Simonet	IMMEDIATE
(408) 764-4110	January 29, 2015
No. 1354

Coherent, Inc. Reports First Fiscal Quarter Results

SANTA CLARA, CA, January 29, 2015 -- Coherent, Inc. (NASDAQ, COHR), a world leader in providing photonics based solutions to the commercial and scientific research markets, today announced financial results for its first fiscal quarter ended December 27, 2014.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	Dec. 27, 2014	Sept. 27, 2014	Dec. 28, 2013
GAAP Results
(in millions except per share data)
Bookings	$162.5	$182.7	$201.5
Net sales	$200.6	$205.3	$193.6
Net income	$17.4	$19.1	$11.7
Diluted EPS	$0.69	$0.76	$0.47

Non-GAAP Results
(in millions except per share data)
Net income	$21.9	$24.2	$17.1
Diluted EPS	$0.87	$0.96	$0.68

FIRST FISCAL QUARTER DETAILS

For the first fiscal quarter ended December 27, 2014, Coherent announced net sales of $200.6 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $17.4 million, or $0.69 per diluted share. These results compare to net sales of $193.6 million and net income of $11.7 million, or $0.47 per diluted share, for the first quarter of fiscal 2014.

Non-GAAP net income for the first quarter of fiscal 2015 was $21.9 million, or $0.87 per diluted share. Non-GAAP net income for the first quarter of fiscal 2014 was $17.1 million, or $0.68 per diluted share. Reconciliations of GAAP to non-GAAP financial measures for the three months ended December 27, 2014, September 27, 2014 and December 28, 2013

Exhibit 99.1

appear in the financial statements portion of this release under the heading “Reconciliation of GAAP to Non-GAAP net income."

Net sales for the fourth quarter of fiscal 2014 were $205.3 million and net income, on a GAAP basis, was $19.1 million, or $0.76 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2014 was $24.2 million, or $0.96 per diluted share.

Bookings received during the first fiscal quarter ended December 27, 2014 were $162.5 million. This result compares to bookings of $201.5 million in the same prior year period and $182.7 million in the immediately preceding quarter.

The book-to-bill ratio was 0.81, and ending backlog expected to ship in the next 12 months was $295.9 million at December 27, 2014, compared to a backlog of $328.3 million at September 27, 2014 and a backlog of $281.4 million at December 28, 2013.

“We posted solid numbers in our first fiscal quarter with expected benefits arising from higher volume.  A better mix and lower warranty costs were positive contributors to gross profit percentage.  Orders reflected the timing of certain OEM bookings and are not indicative of either a market slowdown or changes in market share,” said John Ambroseo, Coherent’s President and Chief Executive Officer. “We were especially pleased to have delivered our first Triple Vyper™ Linebeam 1500 system, which sets new standards for LTPS production.  The system is undergoing production qualification at the end user’s facility.  We plan to ship the second 1500 system by the end of the current fiscal quarter. The third and final unit from the original order is scheduled for the fourth fiscal quarter of 2015 per the customer’s request,” Ambroseo said.

Coherent ended the quarter with cash, cash equivalents and short term investments of $323.0 million, an increase of $4.7 million from cash, cash equivalents and short term investments of $318.3 million at September 27, 2014.

On July 25, 2014, the Board of Directors authorized a buyback program whereby we are authorized to repurchase up to $25.0 million of our common stock from time to time through July 31, 2015. During the first quarter and through January 9, 2015, we repurchased and retired outstanding common stock for a total of $17.3 million and $7.7 million, respectively, under this plan.

On January 21, 2015, our board of directors authorized an additional stock repurchase program to repurchase up to $25 million of the Company's outstanding common stock through January 31, 2016.

CONFERENCE CALL REMINDER

The Company will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call can be accessed on the Company's website at http://www.coherent.com/Investors/. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on the company web site. A transcript of management’s prepared remarks can be found at http://www.coherent.com/Investors/.

Exhibit 99.1

Summarized statement of operations information is as follows (unaudited, in thousands except per share data):

	Three Months Ended
	Dec. 27, 2014	Sept. 27, 2014	Dec. 28, 2013

Net Sales	$200,615	$205,344	$193,556
Cost of sales(A)(B)(C)	118,296	124,426	116,010
Gross profit	82,319	80,918	77,546
Operating expenses:
Research & development(A)(B)	19,173	18,674	20,937
Selling, general & administrative(A)(B)	38,141	37,617	39,891
Intangibles amortization(C)	696	733	934
Total operating expenses	58,010	57,024	61,762
Income from operations	24,309	23,894	15,784
Other income (expense), net(B)	(685)	1,756	(220)
Income before income taxes	23,624	25,650	15,564
Provision for income taxes(D)	6,194	6,553	3,861
Net income	$17,430	$19,097	$11,703

Net income per share:
Basic	$0.70	$0.77	$0.48
Diluted	$0.69	$0.76	$0.47

Shares used in computations:
Basic	24,936	24,880	24,542
Diluted	25,197	25,230	24,915

(A)	Stock-related compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-related compensation expense	Three Months Ended
	Dec. 27, 2014	Sept. 27, 2014	Dec. 28, 2013
Cost of sales	$597	$596	$538
Research & development	330	507	522
Selling, general & administrative	3,463	3,587	3,808
Impact on income from operations	$4,390	$4,690	$4,868

For the quarters ended December 27, 2014, September 27, 2014 and December 28, 2013, the impact on net income, net of tax was $3,960 ($0.16 per diluted share), $3,382 ($0.13 per diluted share) and $3,529 ($0.14 per diluted share), respectively.

Exhibit 99.1

(B)
Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense) net. Deferred compensation expense (benefit) included in operating results is summarized below:

Deferred compensation expense	Three Months Ended
	Dec. 27, 2014	Sept. 27, 2014	Dec. 28, 2013
Cost of sales	$14	$24	$68
Research & development	83	126	296
Selling, general & administrative	428	651	1,823
Impact on income from operations	$525	$801	$2,187

For the quarters ended December 27, 2014, September 27, 2014 and December 28, 2013, the impact on other income (expense) net from gains or losses on deferred compensation plan assets was income of $449, $780 and $1,931, respectively.

(C)
For the quarters ended December 27, 2014, September 27, 2014 and December 28, 2013, the impact of amortization of intangibles expense was $2,180 ($1,607 net of tax ($0.06 per diluted share)), $2,312 ($1,713 net of tax ($0.07 per diluted share)) and $2,445 ($1,823 net of tax ($0.07 per diluted share)).

(D)	The quarter ended December 27, 2014 included $1,118 ($0.04 per diluted share) non-recurring tax benefit from the renewal of the R&D tax credit for fiscal 2014.

Summarized balance sheet information is as follows (unaudited, in thousands):

	Dec. 27, 2014	Sept. 27, 2014
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$322,951	$318,275
Accounts receivable, net	130,461	137,324
Inventories	161,993	170,483
Prepaid expenses and other assets	57,786	54,973
Total current assets	673,191	681,055
Property and equipment, net	103,978	107,424
Other assets	200,838	210,896
Total assets	$978,007	$999,375

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27,040	$32,784
Other current liabilities	89,118	84,535
Total current liabilities	116,158	117,319
Other long-term liabilities	54,223	62,407
Total stockholders’ equity	807,626	819,649
Total liabilities and stockholders’ equity	$978,007	$999,375

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands, net of tax):

Exhibit 99.1

	Three Months Ended
	Dec. 27, 2014	Sept. 27, 2014	Dec. 28, 2013
GAAP net income	$17,430	$19,097	$11,703
Stock-related compensation expense	3,960	3,382	3,529
Intangibles amortization	1,607	1,713	1,823
Non-recurring tax benefit	(1,118)	—	—
Non-GAAP net income	$21,879	$24,192	$17,055

Non-GAAP net income per diluted share	$0.87	$0.96	$0.68

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to the timing of shipment for the Company’s products and the timing of production qualification of our products. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  Factors that could cause actual results to differ materially include risks and uncertainties, including, but not limited to, risks associated with any general market recovery, the timing and success of production qualification of our Linebeam 1500 system, our and our customers’ exposure to risks associated with worldwide economic conditions, the mix and pricing of our products, our ability to control expenses, the ability of our customers to forecast their own end markets, our ability to accurately forecast future periods, customer acceptance and adoption of our new product offerings, continued timely availability of products and materials from our suppliers, our ability to timely ship our products and our customers’ ability to accept such shipments, our ability to have our customers qualify our product offerings, and other risks identified in the Company’s SEC filings.  Readers are encouraged to refer to the risk disclosures and critical accounting policies and estimates described in the Company’s reports on Forms 10-K, 10-Q and 8-K, as applicable and as filed from time-to-time by the Company.  Actual results, events and performance may differ materially from those presented herein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Founded in 1966, Coherent, Inc. is a world leader in providing photonics based solutions to the commercial and scientific research markets and part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000. Please direct any questions to Helene Simonet, Chief Financial Officer at 408-764-4110. For more information about Coherent, visit the Company's Web site at http://www.coherent.com/ for product and financial updates.
5100 Patrick Henry Dr. . P. O. Box 54980, Santa Clara, California 95056–0980 . Telephone (408) 764-4000